Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RAINIER PACIFIC FINANCIAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, of Other Than the Registrant)

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March 8, 2005

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Rainier Pacific Financial Group, Inc. to be held at the Sheraton Tacoma Hotel located at 1320 Broadway, Tacoma, Washington, on Monday, April 25, 2005, at 1:00 p.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on Rainier Pacific's operations and respond to appropriate questions from shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. Upon completing your review of the enclosed material, please mark, sign, date, and return your proxy card in the enclosed envelope. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

        On behalf of the board of directors and officers of Rainier Pacific Financial Group, Inc., we look forward to seeing you at the meeting.

                                                                                                    Sincerely,

                                                                                                    /s/John A. Hall

                                                                                                    John A. Hall
                                                                                                    President and Chief Executive Officer

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RAINIER PACIFIC FINANCIAL GROUP, INC.
1498 PACIFIC AVENUE
TACOMA, WASHINGTON 98402
(253) 926-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rainier Pacific Financial Group, Inc. ("Company") will be held at the Sheraton Tacoma Hotel located at 1320 Broadway, Tacoma, Washington, on Monday, April 25, 2005, at 1:00 p.m., local time, for the following purposes:

        (1)     To elect three directors of the Company; and

        (2)     To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 4, 2005 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                                                    BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                    /s/Victor J. Toy

                                                                                                    VICTOR J. TOY
                                                                                                    Secretary

Tacoma, Washington
March 8, 2005

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

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PROXY STATEMENT
OF
RAINIER PACIFIC FINANCIAL GROUP, INC.
1498 PACIFIC AVENUE
TACOMA, WASHINGTON 98402
(253) 926-4000

ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rainier Pacific Financial Group, Inc. ("Rainier Pacific" or the "Company") to be used at the Annual Meeting of Shareholders of the Company ("Annual Meeting"). The Company is the holding company for Rainier Pacific Savings Bank ("Rainier Pacific Bank" or the "Bank"). The Annual Meeting will be held at the Sheraton Tacoma Hotel located at 1320 Broadway, Tacoma, Washington, on Monday, April 25, 2005, at 1:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 8, 2005.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 4, 2005 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Voting Record Date, the Company had 7,160,966 shares of Common Stock issued and outstanding.

        If you are a beneficial owner of Company Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company Common Stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum.

        Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendation of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director.

        The directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

        Proxies; Revocation of a Proxy. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card.

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Where a proxy card is properly signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below.

        Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Rainier Pacific 401(k) Employee Stock Ownership Plan. If a shareholder is a participant in the Rainier Pacific 401(k) Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. The instructions are confidential and will not be disclosed to the Company. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, certain reports disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on these reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity, other than those set forth below, beneficially owned more than 5% of the outstanding shares of Common Stock as of the close of business on the Voting Record Date.

        The following table also sets forth, as of the close of business on the Voting Record Date, information as to the shares of Common Stock beneficially owned by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement ("named executive officers," as defined in footnote 6 to the following table) and (c) all executive officers and directors of the Company as a group.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5%

Fidelity Management & Research Company (2)	810,139	11.31%
82 Devonshire Street
Boston, Massachusetts 02109

(table continues on following page)

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	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5% (continued)

Rainier Pacific 401(k) Employee	674,132	9.41%
Stock Ownership Plan (3)
1498 Pacific Avenue
Tacoma, Washington 98402

Rainier Pacific Foundation (4)	507,840	7.09
1498 Pacific Avenue
Tacoma, Washington 98402

Directors

Stephen M. Bader	59,000(5)	*
Edward J. Brooks	66,800(5)	*
Karyn R. Clarke	19,000	*
Robert H. Combs	59,000(5)	*
Charles E. Cuzzetto	34,000	*
Brian E. Knutson	59,000(5)	*
Alan M. Somers	59,000(5)	*
Alfred H. Treleven, III	59,000(5)	*

Named Executive Officers (6)

John A. Hall**	111,682(5)	1.56
Victor J. Toy	91,610(5)	1.28
Joel G. Edwards	73,845(5)	1.03
Dalen D. Harrison	48,750	*
Sandra K. Steffeney	68,673(5)	*

All Executive Officers and
Directors as a Group (17 persons)	857,537	11.98%
_______________
*	Less than one percent of shares outstanding.
**	Mr. Hall is also a director of the Company.
(1)	In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the ESOP, for which the holders have voting power but not investment power, are included as follows: Mr. Hall, 1,682 shares; Mr. Toy, 1,610 shares; Mr. Edwards, 1,345 shares; Ms. Harrison, 1,250 shares; Ms. Steffeney, 1,173 shares; and all executive officers and directors as a group, 10,137 shares. Shares of restricted stock awarded under the Company's 2004 Management Recognition Plan

(footnotes continue on following page) 3
("MRP"), as to which the holders have voting power but not investment power, are included as follows: Mr. Bader, 9,000 shares; Mr. Brooks, 16,800 shares; Ms. Clarke, 9,000 shares; Mr. Combs, 9,000 shares; Mr. Cuzzetto, 9,000 shares; Mr. Knutson, 9,000 shares; Mr. Somers, 9,000 shares; Mr. Treleven, 9,000 shares; Mr. Hall, 60,000 shares; Mr. Toy, 40,000 shares; Mr. Edwards, 22,500 shares; Ms. Harrison, 22,500 shares; Ms. Steffeney, 17,500 shares; and all executive officers and directors as a group, 266,800 shares. The amounts shown do not include stock options granted to the indicated individuals pursuant to the Company's 2004 Stock Option Plan ("Stock Option Plan") since none are exercisable within 60 days of the Voting Record Date. Options granted pursuant to the Stock Option Plan to the indicated individuals vest over a five year period with the first 20% installment vesting on June 7, 2005.
(2)	The number and nature of the Common Stock beneficially owned are set forth in a statement on Schedule 13G/A filed with the SEC on February 14, 2005 by FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson. According to said schedule, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 810,139 shares of the Common Stock set forth in the above table as a result of acting as investment adviser to various investment companies ("Fidelity Funds"). Fidelity states that one Fidelity Fund, Fidelity Small Cap Independence, owns 444,212 of the Common Stock owned by Fidelity. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp. (through its control of Fidelity), and the Fidelity Funds each has sole dispositive power with respect to 810,139 Common Stock, but do not have the sole power to vote or direct the voting of the Common Stock owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Through their ownership of voting common shares of FMR Corp. and the execution of a shareholders' voting agreement with respect to FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.
(3)	Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of the Voting Record Date, 80,180 shares have been allocated to participants' accounts. The trustee of the ESOP is American Stock Transfer and Trust Company.
(4)	The Rainier Pacific Foundation (the "Foundation") was established by the Company in connection with the mutual to stock conversion of Rainier Pacific Bank for the purpose of furthering its commitment to the local community. Shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of Common Stock on all proposals considered by the Company's shareholders.
(5)	Includes 25,000 shares owned by spouses or other individuals who have the same residence as the director or officer and who share their beneficial ownership interest in the Company's shares with the director or officer.
(6)	SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Hall, Toy and Edwards and Ms. Harrison and Ms. Steffeney were the Company's "named executive officers" for the fiscal year ended December 31, 2004.

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PROPOSAL I -- ELECTION OF DIRECTORS

        The Company's Board of Directors consists of nine members and is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. A majority of the Board of Directors is comprised of independent directors, in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Board of Directors has determined that all of the members of the Board of Directors are independent, except for Mr. Hall who serves as President and Chief Executive Officer of the Company and the Bank.

        The Nominating Committee of the Board of Directors has nominated for election as directors Charles E. Cuzzetto, Stephen M. Bader, and John A. Hall, each to serve for a three-year term, or until their respective successors have been elected and qualified. Each of the nominees for election as director is a current member of the Board of Directors of the Company and the Bank.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

        The Board of Directors recommends a vote "FOR" the election of Messrs. Cuzzetto, Bader and Hall, each for a three year term.

        The following table sets forth certain information regarding the nominees for election at the Annual Meeting.

		Year First
		Elected or Appointed	Term to
Name	Age (1)	Director (2)	Expire

BOARD NOMINEES

Charles E. Cuzzetto	50	1996	2008 (3)
Stephen M. Bader	56	1996	2008 (3)
John A. Hall	43	2001	2008 (3)

DIRECTORS CONTINUING IN OFFICE

Brian E. Knutson	60	1993	2006
Alan M. Somers	57	1991	2006
Alfred H. Treleven, III	47	1997	2006
Edward J. Brooks	49	1990	2007
Karyn R. Clarke	53	1998	2007
Robert H. Combs	61	1995	2007
_____________
(1)	As of December 31, 2004.
(2)	Includes prior service on the Board of Directors of the Bank.
(3)	Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Charles E. Cuzzetto is Director of Human and Financial Resources for the Peninsula School District and was previously the Director of Audit of Tacoma Public Schools for 15 years. He has a Bachelor of Arts in Accounting from

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the University of Washington, and a Masters of Business Administration from City University. Mr. Cuzzetto is a certified public accountant (CPA) and is a member of the American Institute of CPAs. He is a certified internal auditor, certified management accountant and certified fraud examiner. Mr. Cuzzetto is past president for the Puget Sound Chapter of the Institute of Internal Auditors, is President for the Washington School Personnel Association, and was an adjunct professor at City University and the University of Puget Sound. He is also the author of two books on internal auditing and internal controls.

        Stephen M. Bader is Chief Operating Officer for Tacoma Radiation Oncology Centers. Mr. Bader has a Bachelor of Arts in Business and a Masters of Business Administration from the University of Puget Sound. Mr. Bader is a certified public accountant (CPA) and was previously employed by the national public accounting firm of Ernst & Young and is a member of the Washington Society of CPAs and the American Institute of CPAs. Mr. Bader previously served as an adjunct professor for business and finance at the University of Puget Sound. He is a member of Tacoma Rotary #8, and currently serves on numerous volunteer boards and committees of local community organizations and his church.

        John A. Hall is President and Chief Executive Officer of Rainier Pacific and Rainier Pacific Bank. Mr. Hall joined Rainier Pacific Bank's predecessor in 1991 serving as its Executive Vice President and Chief Financial Officer and became its President and Chief Executive Officer in 1995. He obtained his Bachelor of Arts in Business Administration from the University of Puget Sound, is a certified public accountant (CPA) and a member of the Washington Society of CPAs and the American Institute of CPAs. After working for the national accounting firm of Ernst & Young, Mr. Hall began his career in the financial services industry in 1987. His financial institution experience prior to joining Rainier Pacific Bank's predecessor included a controllership and financial reporting position of a $650 million savings bank and also served as corporate audit manager of a $4.6 billion regional bank holding company. He is a member of the Tacoma Rotary #8, is a board member of the Washington Financial League and Tacoma Goodwill Industries, is a past board member and treasurer of the United Way of Pierce County, and serves on various citizen committees of the Tacoma School District. Mr. Hall is also a director and the President of Rainier Pacific Bank's subsidiary Support Systems, Inc., and a Trustee of the Rainier Pacific Foundation.

        Brian E. Knutson is the former President of Knutson, Trolson and Fargher, P.S., Inc., a public accounting firm located in Lakewood, Washington. Mr. Knutson obtained his Bachelor of Arts and Masters of Business Administration degrees from the University of Puget Sound. He is a certified public accountant (CPA) and was previously employed by the national public accounting firm of Deloitte & Touche. He is a member of the Washington Society of CPAs and the American Institute of CPAs. Mr. Knutson currently serves as the president-elect of the Clover Park Rotary Club, is past president of the Westend Kiwanis Club and is active in other community organizations.

        Alan M. Somers is President and Chief Executive Officer of Cruise Holidays of Silverdale, Washington. He has a Bachelor of Arts degree from the University of Puget Sound. Mr. Somers is a member of the Cruise Lines International Association, serves on the Board of Directors of the Central Kitsap Kiwanis, and is past president of both the Seattle Chapter of the American Institute of Banking and the Banking Vocational Advisory Board at Bellevue Community College.

        Alfred H. Treleven, III is President and Chief Executive Officer of Sprague Pest Solutions. Mr. Treleven is also Chairman of the Board of Copesan Services Inc., an international pest management company. He has served as President of the Washington State Pest Management Association, Director of the National Pest Management Association and was a member of the board of the Association of Washington Businesses. Mr. Treleven is involved with many local community organizations. He has a Bachelor of Arts degree from the University of Washington in Communications and Business.

        Edward J. Brooks is the Chairman of the Board at Rainier Pacific and Rainier Pacific Bank and has served in that capacity for the Bank since 1992. Mr. Brooks is the President and Chief Executive Officer of Sunset Pacific General Contractors, Inc., a local commercial construction and general contracting firm. He is past president of the Tacoma Narrows Rotary Club, and has served on the Board of Directors of Associated General Contractors of Washington and is actively involved with several local community organizations.

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        Karyn R. Clarke is Assistant Superintendent for Elementary Education at Tacoma Public Schools. Ms. Clarke completed her undergraduate degree at Bradley University and received her Masters in Education at Pacific Lutheran University. She has served on numerous gubernatorially appointed committees and boards. Ms. Clarke served for nine years as a trustee at Tacoma Community College, six years on the University of Washington-Tacoma Advisory Board, and currently serves on the Board of Directors for the Tacoma Art Museum.

        Robert H. Combs is an independent consultant. He has a Bachelor of Science Degree in Business and Technology from Oregon State and a Masters of Business Administration in Financial Management from University of Southern California. Mr. Combs has been actively involved with numerous community organizations. Mr. Combs has previously served as a management consultant for the national public accounting firm of Ernst & Young and was the owner of a computer software company providing specialized technology services to medical firms.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held 14 meetings and the Board of Directors of the Bank held 13 meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

        The Company's Board of Directors has established Audit, Compensation and Nominating committees. The nature and composition of these committees are described below.

        The Audit Committee, currently consisting of Directors Knutson (Chairman), Bader and Cuzzetto, evaluates the effectiveness of the Company's internal controls for safeguarding its assets and ensuring the integrity of the financial reporting. The Committee hires the independent auditors and reviews the audit report prepared by the independent auditors. Each member of the Audit Committee is "independent" in accordance with the requirements for companies quoted on the Nasdaq Stock Market. The Company's Board of Directors has designated Director Knutson as the "audit committee financial expert," as defined by the SEC. The Company's Audit Committee meets quarterly and on an as needed basis and met eight times during the year ended December 31, 2004.

        The Compensation Committee, currently consisting of Directors Combs (Chairman), Cuzzetto and Clarke, meets quarterly and on an as needed basis. The Committee provides general oversight to the personnel, compensation and benefits related matters of the Company, and is responsible for the compensation and benefits programs for all executive officers and the evaluation of the Company's Chief Executive Officer. This Committee met seven times during the year ended December 31, 2004.

        The Nominating Committee is comprised of Directors Somers (Chairman), Clarke and Treleven, who are independent in accordance with the requirements for companies quoted on the Nasdaq Stock Market. The Committee has a Charter which specifies its obligations, a copy of which is available on the Company's website at www.rainierpac.com. The Nominating Committee meets on an as needed basis and is responsible for selecting qualified individuals to fill openings on the Board of Directors. This Committee met five times during the year ended December 31, 2004 and met on January 7, 2005 to nominate directors for election at the Annual Meeting. Only those nominations made by the Nominating Committee or properly presented by shareholders will be voted upon at the Annual Meeting.

        In its deliberations for selecting candidates for nominees as director, the Company's and the Bank's Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Committee

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solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct an investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Committee will consider director candidates recommended by the Company's shareholders. In the event a shareholder has submitted a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Company's Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals" in this Proxy Statement.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Corporate Secretary, Rainier Pacific Financial Group, Inc., 1498 Pacific Avenue, Tacoma, Washington 98402. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to take appropriate legal action regarding the communication. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All of the Company's Board members attended the Company's First Annual Meeting of Shareholder held on April 26, 2004.

Corporate Governance

        The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Company's and the Bank's executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance practices that they believe will serve the long-term interests of the Company's shareholders and employees. These practices are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Stock Market. The Board will continue to evaluate, and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.

        Code of Ethics. On December 16, 2003, the Board of Directors adopted a Code of Business Conduct and Ethics for each of the Company's (i) principal executive officer and senior financial officers, (ii) directors and (iii) officers and other employees. The Code of Business Conduct and Ethics is reviewed by the Board of Directors annually and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Business Conduct and Ethics for the Company was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and is available on the Company's website at www.rainierpac.com.

DIRECTORS' COMPENSATION

Fees

        During the year ended December 31, 2004, non-employee directors of the Company received a monthly retainer of $250 and a fee of $250 for each Board meeting attended. In addition, the Chairman of the Company's Board of Directors received an additional monthly retainer of $350. Each of the Company's directors received $250 for committee meetings attended and the committee chairs received an additional $50 per committee meeting attended. During the year ended December 31, 2004, each of the non-employee directors of the Company also served as directors of the Bank and

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received identical retainers and fees as those provided by the Company. Total fees paid to directors of the Company and the Bank during the year ended December 31, 2004 were $70,100 and $70,000, respectively.

Other

        Stock Option Grants. During the fiscal year ended December 31, 2004, non-employee Directors Bader, Clarke, Combs, Cuzzetto, Knutson, Somers and Treleven each received options to acquire 20,000 shares of the Company's Common Stock under the Company's Stock Option Plan, and non-employee Director Brooks, the Chairman of the Board, received options to acquire 40,000 shares. These options were granted based upon the director's past and current service and contributions to the success of the Company, and to provide an incentive for future service and contributions that improve the long-term performance of the Company. These options vest at a rate of 20% per year over a five year period with the first 20% vesting on June 7, 2005. All of these options have an exercise price of $16.26 per share.

        Restricted Stock Awards. During the fiscal year ended December 31, 2004, non-employee Directors Bader, Clarke, Combs, Cuzzetto, Knutson, Somers and Treleven each received a restricted stock award of 9,000 shares of the Company's Common Stock under the Company's MRP, and non-employee Director Brooks, the Chairman of the Board, received a restricted stock award of 16,800 shares. These awards were granted based upon the director's past and current service and contributions to the success of the Company, and to provide an incentive for future service and contributions that improve the long-term performance of the Company. The awards vest at a rate of 20% per year over a five year period with the first 20% vesting on June 24, 2005. The market price of the Company's Common Stock on the date of the restricted stock awards was $16.20 per share.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation paid to the Company's Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus for the last completed fiscal year ended December 31, 2004 exceeded $100,000 (the "named executive officers").

					Long Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compen- sation($)(2)	Restricted Stock Award ($)(3)	Options (#)(4)	All Other Compen- sation $(5)

John A. Hall	2004	$200,000	$ 53,013	$ --	$972,000	140,000	$65,977
President, Chief Executive	2003	161,459	83,195	--	--	--	43,638
Officer and Director of the	2002	140,000	117,506	--	--	--	36,487
the Company and the Bank

Victor J. Toy	2004	113,935	38,746	--	648,000	74,000	41,250
Senior Vice President of	2003	101,363	68,777	--	--	--	32,743
the Company and the Bank	2002	89,658	80,800	--	--	--	27,776
and Secretary of the Company

(table continues on following page)

					Long Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compen- sation($)(2)	Restricted Stock Award ($)(3)	Options (#)(4)	All Other Compen- sation $(5)

Joel G. Edwards	2004	99,657	26,416	--	364,500	50,000	39,172
Vice President, Chief Financial	2003	94,772	48,403	--	--	--	30,041
Officer and Treasurer of the	2002	86,484	58,484	--	--	--	29,035
Company and the Bank
and Secretary of the Bank

Dalen D. Harrison	2004	86,754	29,502	--	364,500	30,000	28,106
Vice President of the Bank	2003	79,858	58,757	--	--	--	22,797
	2002	75,526	49,481	--	--	--	19,801

Sandra K. Steffeney	2004	91,402	20,800	--	283,500	30,000	22,765
Vice President of the Bank	2003	90,237	46,090	--	--	--	27,807
and its subsidiary, Support	2002	88,414	58,022	--	--	--	21,669
Systems, Inc.

________________
(1)	The amounts reported represent the annual performance awards earned by each executive officer for the corresponding fiscal year under the Bank's pay for performance program, although the awards are paid in the following fiscal year (i.e., for the year ended December 31, 2004, the amounts reported represent the annual performance awards earned by each executive officer for fiscal 2004 that were paid in fiscal 2005). These awards are earned based primarily upon the achievement of specific performance targets of the Company and the Bank.

(2)	Rainier Pacific Bank did not provide personal benefits or perquisites which exceeded the lesser of $50,000 or 10% of the named individual's salary and bonus.
(3)	Reflects the value of the restricted stock awarded pursuant to the MRP on June 24, 2004, the award date. Mr. Hall, Mr. Toy, Mr. Edwards, Ms. Harrison, and Ms. Steffeney received 60,000 shares, 40,000 shares, 22,500 shares, 22,500 shares and 17,500 shares, of restricted Common Stock, respectively, under the MRP. Dividends are paid on such awards if and when declared and paid by the Company on the Common Stock. The awards vest pro rata over a five-year period with the first 20% installment vesting on June 24, 2005.
(4)	Options granted pursuant to the Stock Option Plan on June 7, 2004, the grant date. Options are subject to pro rata vesting over a five year period with the first 20% installment vesting on June 7, 2005.
(5)	For the fiscal year ended December 31, 2004, the amounts reported include defined contribution amounts and employer matching contributions made to the Rainier Pacific 401(k) Employee Stock Ownership Plan of $8,200, $7,845, $6,484, $2,700, and $5,601, for Mr. Hall, Mr. Toy, Mr. Edwards, Ms. Harrison, and Ms. Steffeney, respectively; and ESOP contributions of $25,130, $24,133, $20,060, $19,000, and $17,184, for Mr. Hall, Mr. Toy, Mr. Edwards, Ms. Harrison, and Ms. Steffeney, respectively; and cash received for accrued vacation and sick leave earned but not taken during the respective executive officer's years of service pursuant to the Bank's vacation and sick leave program applicable to all employees of the Bank of $32,647, $9,272, $12,628, $6,406, and $0, for Mr. Hall, Mr. Toy, Mr. Edwards, Ms. Harrison, and Ms. Steffeney, respectively.


Option Grants

        The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the named executive officers during the fiscal year ended December 31, 2004.

Individual Grants
		Percent of			Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying Options	Employees in Fiscal	Exercise Price	Expiration	for Option Term (2)
Name	Granted (1)	Year	(per share)	Date	5%	10%

John A. Hall	140,000	28.0%	$16.26	6/7/14	$1,432,200	$3,627,400
Victor J. Toy	74,000	14.8	16.26	6/7/14	757,020	1,917,340
Joel G. Edwards	50,000	10.0	16.26	6/7/14	511,500	1,295,500
Dalen D. Harrison	30,000	6.0	16.26	6/7/14	306,900	777,300
Sandra K. Steffeney	30,000	6.0	16.26	6/7/14	306,900	777,300
_________
(1)	The reported option grants vest at the rate of 20% per annum. Options will become immediately exercisable in the event of a change in control of the Company.
(2)	The potential values set forth under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Common Stock of the Company. It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Common Stock would need to be approximately $26.49 and $42.17, respectively, as of the expiration of the options.

Option Exercise/Value Table

        The following information with respect to options exercised during the fiscal year ended December 31, 2004, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officers.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares Acquired on	Value	at Fiscal Year End(#)		at Fiscal Year End($)(1)
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Hall	--	$ --	--	140,000	$ --	$229,600
Victor J. Toy	--	--	--	74,000	--	121,360
Joel G. Edwards	--	--	--	50,000	--	82,000
Dalen D. Harrison	--	--	--	30,000	--	49,200
Sandra K. Steffeney	--	--	--	30,000	--	49,200
_______________
(1)	The value of unexercised in-the-money options equals the market value of shares covered by in-the-money options on December 31, 2004, less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

Employment Agreement

        The Company and the Bank entered into a three-year employment agreement with John A. Hall in October 2003. Under the employment agreement, the base salary level for Mr. Hall for fiscal year 2005 is $200,000, which amount will be paid by the Bank and may be increased at the discretion of the Bank's Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the employment agreement, the term of the agreement may be


extended for an additional year unless notice is given by the Board of Directors to Mr. Hall at least 90 days prior to the anniversary date. The agreement may be terminated by Rainier Pacific Bank at any time, by Mr. Hall if he is assigned duties inconsistent with his initial position, duties, and responsibilities; or upon the occurrence of certain events. If Mr. Hall's employment is terminated without cause or upon Mr. Hall's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of the then current cash compensation and continuation of employee benefits.

        The employment agreement also provides for a severance payment and other benefits if Mr. Hall is involuntarily terminated because of a change in control of the Company and the Bank. The agreement authorizes severance payments on a similar basis if Mr. Hall voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, and responsibilities immediately prior to the change in control. The agreement defines the term "change in control" as having occurred when, among other things, a person other than the Company purchases shares of the Company's Common Stock under a tender or exchange offer for the shares; any person, as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

        The maximum value of the severance benefits under the employment agreement is 2.99 times Mr. Hall's average annual compensation during the five-year period prior to the effective date of the change in control (the "base amount"). The employment agreement provides that the value of the maximum benefit be distributed in the form of a lump sum cash payment equal to 2.99 times Mr. Hall's base amount, and continued coverage under the Company's and the Bank's health, life and disability programs for up to a 36-month period following the change in control, the total value of which does not exceed the deductible limits of Section 280G of the Internal Revenue Code. If a change in control had occurred during the year ended December 31, 2004 and Mr. Hall elected to receive a lump sum cash payment, he would be entitled to a payment of approximately $717,000. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times of their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. The employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Severance Agreements

        The Company and the Bank entered into three-year change in control severance agreements with each of Victor J. Toy, Joel G. Edwards, Dalen D. Harrison, and Sandra K. Steffeney in October 2003. On each anniversary of the initial date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board or an authorized committee of the Board. The agreements may be terminated by the Bank at any time, by the executive if he or she is assigned duties inconsistent with his or her initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations in connection with a change in control of the Company or the Bank.

        The severance agreements also provide for a severance payment and other benefits if the executive is involuntarily terminated because of a change in control of the Company and the Bank. The agreement authorizes severance payments on a similar basis where an executive voluntarily terminates employment following a change in control because of being assigned duties inconsistent with the executive's position, duties, responsibilities and status immediately prior to such change in control. The agreement defines the term "change in control" as having occurred when, among other things, a person other than the Company purchases shares of the Company's common stock under a tender or exchange offer for the shares; any person, as that term is used in Sections 13(d) and 14(d)(2) of the Exchange


Act, is or becomes the beneficial owner, directly or indirectly, of securities of Rainier Pacific Financial Group representing 25% or more of the combined voting power of the Company's then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

        The maximum value of the severance benefits under the severance agreements is 2.99 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control (the "base amount"). The severance agreements provide that the value of the maximum benefit be distributed in the form of a lump sum cash payment equal to 2.99 times the executive's base amount, and continued coverage under the Company's and the Bank's health, life and disability programs for up to a 36-month period following the change in control, the total value of which does not exceed the deductible limits of Section 280G of the Internal Revenue Code. If a change in control had occurred during the fiscal year ended December 31, 2004, and each executive elected to receive a lump sum cash payment, Mr. Toy, Mr. Edwards, Ms. Harrison, and Ms. Steffeney would be entitled to payments of approximately $453,000, $384,000, $349,000 and $414,000, respectively. Section 280G of the Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. The severance agreements provide that severance and other payments that are conditioned on a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. On December 16, 2003, the Board of Directors amended its Audit Committee Charter that was initially adopted on June 17, 2003, a copy of which was attached to last year's annual meeting proxy statement as Appendix A.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2004:

  The Audit Committee has completed its review and discussion of the Company's 2004 audited financial statements with management;

  The Audit Committee has discussed with the independent auditor (Moss Adams, LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

  The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional


  judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  The Audit Committee has, based on its review and discussions with management of the Company's 2004 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K.

            Audit Committee:     Brian E. Knutson, Chairman
                                                Stephen M. Bader
                                                Charles E. Cuzzetto

        Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company and the Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. Insofar as no separate compensation is currently payable by the Company, the Company's Compensation Committee has coordinated its work with that of the Personnel and Compensation Committee of the Bank's Board of Directors, and in the preparation of the following report for inclusion in this proxy statement.

        General. The Compensation Committee of the Company is responsible for all compensation and benefit matters of the Company, and the evaluation of the Company's Chief Executive Officer. The Company's Chief Executive Officer evaluates the performance of the executive officers of the Company and the Bank and recommends to the Compensation Committee of the Company and the Personnel and Compensation Committee of the Bank the respective executive officers' compensation levels for approval.

        Compensation Philosophy. The Compensation Committee believes strongly in aligning the interests of its employees with the Company's strategic objectives. To accomplish this, the Company has adopted a pay for performance compensation philosophy that links employee total compensation with performance, as well as and risk and reward characteristics.

        Fundamental to the Company's pay for performance compensation philosophy is that an employee's compensation is tied to actual performance and the level of pay that the employee has placed "at risk," rather than providing compensation based simply on tenure or through annual merit increases. Under the programs supporting the pay for performance philosophy, employees earn monthly, quarterly, or annual performance awards based upon a combination of the employee's "at risk" portion of compensation and the employee's overall performance based on established goals.


        Each year, the Company conducts an annual market analysis for all positions that is used to identify the relative value of each position compared to market, expressed in terms of total cash compensation, to determine the "position value" of each respective position. The "position value" is representative of the total cash compensation paid by banking and financial services firms of similar size and operations as that of the Company and the Bank for similar positions. At the beginning of each calendar year, every employee who has received a satisfactory job performance rating based on their prior year's performance, may elect to set his or her base salary within the range of 80% to 95% of the established "position value." The level of risk that each employee selects affects the level of potential performance awards they can earn, and thus their total compensation.

        Specific team, departmental, and individual performance goals are established and documented that support the Company's and the Bank's strategic goals. At the end of every year, each employee's performance on his or her assigned goals is evaluated, resulting in an average performance rating and a corresponding variable compensation award. The amount of his or her award that each employee earns is determined by utilizing a matrix that considers their base salary as a percentage of their respective "position value" (that determines the employee's pay "at risk"), and his or her actual performance rating relating to the achievement of their assigned goals. This pay for performance philosophy enables a high performing employee that takes compensation risk in the form of a lower base salary relative to his or her "position value," to conceivably earn total annual compensation greater than his or her "position value".

        The compensation plan for executive officers is consistent with the Company's pay for performance philosophy and takes into account leadership and management skills, long-term performance results, and shareholder returns. The principal underlying compensation policies relating to executive officers are: (1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Company, the Bank, and its respective subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking and financial services industries; (3) to motivate executives to enhance long-term shareholder value by helping them build their personal ownership in the Company; and (4) to integrate the compensation program with the Company's and the Bank's long-term strategic planning and management process. The Company's and the Bank's current compensation plan for executive officers involve a combination of base salary and performance awards to reward short-term performance, and has included, and, in the future, may include grants of stock options by the Company to encourage long-term performance.

        Base Salary. The total compensation levels of executive officers are designed to be competitive within the banking and financial services industries, and as is the case for all employee positions, the "position value" of each executive officer position is determined annually through a market analysis. The "base salary" of each executive officer is then established within the range of 80% to 90% of the respective "position value" based on an election by the executive officer at the beginning of the year. With the exception of one executive officer, who elected to receive base salary of 90% of the "position value" in 2004, all executive officers' base salaries were 80% of their respective "position value," thereby providing an element of "at risk" compensation.

        Annual Incentive Compensation. The compensation plan for executive officers is based on annual performance of the Company and the Bank compared to the business plan and the individual performance of the executive officers based upon the performance reviews conducted by the Chief Executive Officer. The Plan is designed to provide for performance awards between 20% and 60% of the executive officer's respective "position value" depending on the executive officer's "at risk" compensation. The maximum performance award of 60% of the respective "position value" is available only when the executive officer's base salary is at 80% of the "position value," and exceptional performance has been rendered. For 2004, 70% of the potential performance award that could have been earned by each executive officer depended upon the achievement of goals for loan growth, deposit growth, sales and customer satisfaction results, net income, recurring revenue, and asset quality. The remaining 30% of the potential performance award that could have been earned by each executive officer depended upon the Chief Executive Officer's assessment of the executive officer's overall leadership and managerial effectiveness.

        Long-Term Incentive Compensation. Long-term incentive compensation is provided primarily in the form of restricted stock and stock option grants awarded under the MRP and Stock Option Plan, respectively. The purpose of long-term incentive compensation is to promote the long-term interest of the Company and its shareholders by providing a means for attracting and retaining directors and employees of the Company, to align the interests of directors


and employees with the interests of shareholders, and to provide an incentive to directors and employees to improve the long-term performance of the Company.

        The initial grants of restricted stock and stock options were made in June 2004, consistent with the adoption of the MRP and Stock Option Plan approved by the Company's shareholders in April 2004. In determining the initial grants, the Compensation Committee considered the restricted stock and stock option grant practices of recently completed mutual savings bank to stock savings bank conversions, and the Compensation Committee's desire to provide such grants to non-executive officer employees of the Bank. The size of the individual grants of restricted stock and stock options to directors and employees was based upon the respective individual's role and position within the Company, his or her past performance and contributions to the Company, and an evaluation of competitive market data. The Compensation Committee granted a total of 336,800 shares of the Company's Common Stock under the MRP, distributed as follows; 23.7% to non-employee directors, 17.8% to the Chief Executive Officer, 37.1% to other executive officers, 14.4% to non-executive officers and managers, and 7.0% to non-management employees. In addition, a total of 680,000 stock options were granted and distributed as follows; 26.5% to non-employee directors, 20.6% to the Chief Executive Officer, 40.3% to other executive officers, 9.2% to non-executive officers and managers, and 3.4% to non-management employees. The restricted stock and stock options granted both vest over a five-year period from the date of the award or grant.

        Compensation of the Chief Executive Officer. Compensation for the Chief Executive Officer consists of base salary, annual incentive compensation, and long-term incentive compensation that are based upon the same pay for performance philosophy and criteria as that of the other executive officers. During the fiscal year ended December 31, 2004, the base salary of John A. Hall, President and Chief Executive Officer of the Company and the Bank, was $200,000, representing 80% of the "position value" for his position determined under the Company's annual market analysis of cash compensation paid by banking firms of similar size and operations as that of the Company and Bank for similar positions. Mr. Hall's compensation plan is based on annual performance of the Company and the Bank compared to the business plan, and the Compensation Committee's use of both quantitative and qualitative criteria. For 2004, 70% of Mr. Hall's annual evaluation and corresponding potential performance award was based upon the achievement of loan growth, deposit growth, sales and customer satisfaction results, net income, recurring revenue, and asset quality goals. The remaining 30% depended upon the Compensation Committee's assessment, inclusive of an annual assessment survey of all non-employee directors, of the Chief Executive Officer's overall leadership and managerial effectiveness. The Committee believes Mr. Hall's current compensation is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

        Based upon the Compensation Committee's annual evaluation of Mr. Hall completed in February 2005, Mr. Hall earned 35.3% (or $53,013) of the potential performance award available (i.e., $150,000). In addition to the base salary, annual incentive compensation, and the long-term incentive compensation (i.e., restricted stock and stock options) disclosed in the "Executive Compensation" section beginning on page 9, Mr. Hall was provided the same health, welfare, and retirement benefits provided to all employees of the Bank without any executive perquisites.

        Directors Fees. The Compensation Committee and the Bank's Personnel and Compensation Committee also recommend to their respective Board of Directors the amount of fees paid for service on the Board. The committees did not recommend any changes in Board fees during the fiscal year ended December 31, 2004. For 2005, the committees recommended maintaining the directors fees the same as those provided during 2004 disclosed in the "Directors Compensation" section beginning on page 8, which were subsequently approved by the Board of Directors of both the Company and the Bank.

                                                Compensation Committee:     Robert H. Combs, Chairman
                                                                                                   Charles E. Cuzzetto
                                                                                                   Karyn R. Clarke

        Compensation Committee Interlocks and Insider Participation. No members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended December 31, 2004, were formerly Company officers or had any relationships otherwise requiring disclosure.


Performance Graph

        Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Russell 2000 Index, the Nasdaq Bank Index, and the SNL Thrift Index, a peer group index. The graph assumes that total return includes the reinvestment of all dividends, and that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 2003, and is the base amount used in the graph. The closing price of the Company's Common Stock on December 31, 2003 and 2004, was $15.92 and $17.90, respectively.

COMPARISON OF CUMULATIVE TOTAL RETURN*

130
120
110
100
90
Rainier Pacific Financial Group, Inc.
Russell 2000 Index
Nasdaq Bank Index
SNL Thrift Index
12/31/03
3/31/04
6/30/04
9/30/04
12/31/04

	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04
Rainier Pacific Financial Group, Inc.	$100	101.70	103.28	112.86	113.84
Russell 2000 Index	100	106.26	106.78	103.72	118.39
Nasdaq Bank Index	100	102.31	101.56	104.44	113.67
SNL Thrift Index	100	108.40	98.32	102.23	109.79

*Source: Bloomberg, SNL Services


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended December 31, 2004, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for the filings of a Form 3, Initial Statement of Beneficial Ownership of Securities, for each of Vice President Richard D. Pickett, Vice President Waylin L. McCurley and Vice President John T. Terrien, which were inadvertently not filed within the required ten day period.

TRANSACTIONS WITH MANAGEMENT

        The Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

        All loans that are made to the Company's and the Bank's directors and executive officers are subject to federal regulations restricting loans and other transactions with affiliated persons of the Company and the Bank. Loans and available lines of credit to all directors and executive officers and their associates totaled approximately $1.7 million at December 31, 2004, and were performing in accordance with their terms at that date.

INDEPENDENT AUDITORS

        Moss Adams, LLP, independent public accountants, served as the Company's independent auditors for the fiscal year ended December 31, 2004. On February 4, 2005, the Audit Committee of the Board of Directors appointed Moss Adams, LLP as independent auditors for the fiscal year ending December 31, 2005. A representative of Moss Adams, LLP will be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he so desires.

        The following table sets forth the aggregate fees billed to the Company by Moss Adams, LLP for professional services rendered for the fiscal years ended December 31, 2004 and 2003.

	Years Ended
	December 31,
	2004	2003

Audit Fees	$194,000	$ 94,000
Audit-Related Fees	41,000	151,000
Tax Fees	17,000	24,000
All Other Fees	--	--


        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors. For the year ended December 31, 2004, the Audit Committee approved all, or 100%, of the services provided by Moss Adams, LLP that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

        The Audit Committee of the Board of Directors determined that the services performed by Moss Adams, LLP in fiscal year 2004 other than audit services were not incompatible with Moss Adams, LLP maintaining its independence.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by facsimile or telephone without additional compensation.

        The Company's 2004 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the Voting Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of the Company's Form 10-K for the year ended December 31, 2004, as filed with the SEC, will be furnished without charge to shareholders of record as of the close of business on the Voting Record Date upon written request to Victor J. Toy, Secretary, Rainier Pacific Financial Group, Inc., 1498 Pacific Avenue, Tacoma, Washington 98402.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Company's Annual Meeting to be held in April 2006 must be received by the Company no later than November 8, 2005 to be considered for inclusion in the proxy materials and form of proxy relating to such Annual Meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        In addition, the Company's Articles of Incorporation provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must state the shareholder's name, address and number of shares of

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Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

        The Company's Articles of Incorporation generally provide that stockholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Corporate Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of stockholders; provided, however, if less than 31 days' notice is given, such notice shall be delivered to the Corporate Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to stockholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such stockholder.

                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                            /s/Victory J. Toy

                                                                                            VICTOR J. TOY
                                                                                            Secretary

Tacoma, Washington
March 8, 2005

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REVOCABLE PROXY
RAINIER PACIFIC FINANCIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2005

        The undersigned hereby appoints the Board of Directors of Rainier Pacific Financial Group, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Sheraton Tacoma Hotel located at 1320 Broadway, Tacoma, Washington, on Monday, April 25, 2005, at 1:00 p.m., local time, and at any and all adjournments thereof, as follows:

		FOR	WITHHELD

1	The election as director of the nominees	[ ]	[ ]
listed below for a three year term (except as marked to the
contrary below).

Charles E. Cuzzetto
Stephen M. Bader
John A. Hall

INSTRUCTIONS: To withhold your vote
for any individual nominee, write the
nominee's name on the line below.

2	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed proposition.

This proxy also provides voting instructions to the Trustees of the Rainier Pacific 401(k) Employee
Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified this proxy will be voted for the proposition stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 8, 2005 and the 2004 Annual Report to Shareholders.

Dated: , 2005

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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